Exhibit 1


                                Imperial Parking Corporation
                            Suite 300 - 601 West Cordova Street
                        Vancouver, British Columbia, Canada V6B 1G1


                                     January 22, 2003

William A. Ackman
c/o Gotham Partners, L.P.
Gotham International Advisors, L.L.C.
Gotham Partners III, L.P.
Gotham Holdings Management, L.L.C.
110 East 42nd Street
New York, New York  10017

Dear Bill,

     On behalf of Imperial Parking Corporation (the "Company"), we want to express our gratitude to you for your candor and professionalism in presenting to the Board of Directors the recent events concerning Gotham Partners, L.P.

     We submit the following four-month standstill, which we believe will provide the Board of Directors with the opportunity to explore the Company's strategic options to ensure that the interests of all constituencies are fully considered, and fully understand that Gotham's obligations under Paragraph 1 below will terminate at the expiration of that four-month period.

     1. Standstill. Gotham Partners, L.P., Gotham International Advisors, L.L.C., Gotham Partners III, L.P. and Gotham Holdings Management, L.L.C., on their own behalf and on behalf of their principals (collectively, the "Gotham Parties"), hereby agree that from the date hereof until May 23, 2003 (the "Standstill Period"), unless specifically consented to in writing by the Board of Directors, none of the Gotham Parties nor any person or entity, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with any of the Gotham Parties, acting alone or as part of any group, will:

               (a) sell, assign, pledge or otherwise dispose or encumber, or offer, seek or otherwise propose to dispose or encumber ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-1 under the Exchange Act) of any securities of the Company, or any rights or options to acquire any such ownership, or

               (b) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the Exchange Act) to vote or seek to advise any person or entity with respect to the voting of any securities of the Company, or

               (c) form, join, or participate in a "group" (within the meaning of Section 13d(3) of the Exchange Act) with respect to any voting securities of the Company, or

               (d) otherwise, whether alone or in concert with others, propose to the Company or any of its stockholders any merger, business combination, tender or exchange offer, restructuring, recapitalization, liquidation of or similar transaction with or involving the Company or otherwise act, whether alone or in concert with others, to seek to control, change or influence the management, Board of Directors or policies of the Company (except that you shall, of course, be permitted to fulfill your duties as a Director of the Company) or nominate any person as a Director of the Company, or propose to the stockholders of the Company any matter to be voted upon by the stockholders of the Company, or

               (e) solicit, negotiate with, or without the prior consent of the Board of Directors or the Company's financial advisor, provide any information to, any person with respect to a merger, business combination, tender or exchange offer, restructuring, recapitalization, liquidation of or similar transaction with or involving the Company or any other acquisition of the Company, any acquisition of voting securities of or all or any portion of the assets of the Company, or any other similar transaction, or

               (f) announce an intention to, or enter into any discussions, negotiations, arrangements or understandings with any third party with respect to, any of the foregoing, or

               (g) disclose any intention, plan or arrangement inconsistent with the foregoing.

     In addition, the Gotham Parties agree that prior to the termination of the Standstill Period, the Gotham Parties will not request the Company, directly or indirectly, to amend or waive any provision of this Paragraph 1 (including this sentence), other than by means of a confidential communication made directly to the Board of Directors or its representatives.

     If at any time during the Standstill Period any of the Gotham Parties is approached by any third party concerning its participation in a transaction involving the assets or businesses of the Company or securities issued by the Company, the Gotham Parties hereby agree to promptly inform the financial advisor selected by the Company of the substance of such discussions and the parties thereto.

     2. Remedies. The Gotham Parties further agree that monetary damages would not be a sufficient remedy for any breach of this agreement and that in addition to all other remedies, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and the Gotham Parties further agree to waive any requirement for the securing or posting of any bond in connection with any such remedy. In the event of litigation relating to this agreement, if a court of competent jurisdiction makes a final, non-appealable determination that the Gotham Parties have breached this agreement, the Gotham Parties agree to be liable for and pay to the Company on demand the reasonable legal fees and expenses incurred by such party in connection with such litigation.

     3. Authority; Conflicting Agreements. The Gotham Parties represent and warrant that they have the power and authority to execute, deliver and perform their respective obligations under this agreement, and that this agreement is a valid, binding and enforceable obligation of each of the Gotham Parties. The Gotham Parties further represent and warrant that none of the Gotham Parties has entered into any agreements which would conflict with the terms hereof.

     4. Waiver and Amendment. The Gotham Parties further agree that no failure or delay by the Company in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. The agreements set forth herein may only be waived or modified by an agreement in writing signed on behalf of the parties.

     5. Successors and Assigns. This agreement shall inure to the benefit of and be enforceable by each of the parties and their successors and permitted assigns.

     6. Severability. In case provisions of this agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this agreement shall not in any way be affected or impaired thereby.

     7. Governing Law; Venue. The validity, interpretation, performance and enforcement of this agreement shall be governed by the laws of the State of New York. The parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of New York located in New York County, New York and the United States District Court for the Southern District of the State of New York for any action, suit or proceeding arising out of or relating to this agreement or the Proposed Transaction, and agree not to commence any action, suit or proceeding related thereto except in such courts. The parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this agreement in the courts of the State of New York located in New York
County, New York or the United States District Court for the Southern District of the State of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process for any action, suit or proceeding brought against it in any such court.

     8. Counterparts. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement.

                        [signature pages to follow]

     Please acknowledge your agreement to the foregoing by countersigning this agreement in the place provided below and returning it to the undersigned.

                                    Very truly yours,

                                    IMPERIAL PARKING CORPORATION



                                    By:    /s/ Charles Huntzinger
                                       ----------------------------------
                                       Name:   Charles Huntzinger
                                       Title:  President and
                                               Chief Executive Officer

Accepted and Agreed to,
this 22nd day of  January, 2003


GOTHAM PARTNERS, L.P.

By: Section H Partners, L.P.
    its general partner

By: Karenina Corporation,
    a general partner of Section H
    Partners, L.P.

By: /s/ William A. Ackman
   --------------------------------
   William A. Ackman
    President

GOTHAM PARTNERS III, L.P.

By: Section H Partners, L.P.
    its general partner

By: Karenina Corporation,

    a general partner of Section H
    Partners, L.P.

By: /s/ William A. Ackman
   --------------------------------
   William A. Ackman
    President

GOTHAM INTERNATIONAL ADVISORS, L.L.C.

By: /s/ William A. Ackman
   --------------------------------
   William A. Ackman
   Senior Managing Member

GOTHAM HOLDINGS MANAGEMENT, L.L.C.

By: /s/ William A. Ackman
   --------------------------------
   William A. Ackman
   Managing Member